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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Dearborn Bancorp Inc. on Form S-2 (Registration No. 333-116857) and Form S-8 (Registration No. 333-129769) of our reports dated March 8, 2006 with respect to the 2005 consolidated financial statements of Dearborn Bancorp, Inc., and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports are included in the 2005 Annual Report on Form 10-K of Dearborn Bancorp, Inc. for the year ended December 31, 2005.

                                         /s/ Crowe Chizek and Company LLC
                                         ---------------------------------------
                                         Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 13, 2006